Exhibit 99.1

Faraday Future Announces Completion of FF EAI Robotics Ecosystem’s (FFR) Acquisition of Faraday Future’s Robotics Business and Establishment of a Nasdaq-Listed Humanoid and Bionic Robotics Platform

●	FFR expects October 2026 robot sales and shipments to exceed 300 units, setting a new monthly record and bringing cumulative shipments to more than 1,100 units, while continuing to deliver robots at a positive unit gross margin.

New York, NY (October 26, 2026) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced the completion of FF EAI Robotics Ecosystem Inc. (“FFR”) (NASDAQ: FFR), acquisition of FF’s robotics business, finalized on October 23, 2026. Following the transaction, FFR will operate the robotics business and continue trading on Nasdaq under the ticker symbol “FFR.” Faraday Future will continue trading on Nasdaq under the ticker symbol “FFAI.”

In connection with the acquisition, FFR has appointed YT Jia as Chief Executive Officer, Jerry Wang as Executive Chairman, and Chen Shi as Lead Independent Director. Mr. Jia will continue to serve as the Chief Executive Officer of Faraday Future and Mr. Wang will continue to serve as the Global Executive Chairman of Faraday Future.

FFR expects October 2026 robot sales and shipments to exceed 300 units, setting a new monthly record and bringing cumulative shipments to more than 1,100 units, while continuing to deliver robots at a positive unit gross margin.

FFR is also providing full-year 2026 guidance for the first time. The robotics Business currently expects 2026 robot sales and shipments of approximately 2,000 robots, while continuing to deliver robots at a positive unit gross margin. Management believes that FFR’s commercialization strategy, planned production ramp, and growing market opportunity position it to pursue sustainable growth and create long-term value for stockholders.

“This transaction represents a transformative milestone for both companies and reinforces our long-term vision to become a leader in the Embodied AI era,” said YT Jia, Founder and Global Chief Executive Officer of Faraday Future. “Combining RoboShare’s capabilities with a dedicated public-company platform for robotics positions us to accelerate technology development, AI innovation, and commercial growth while expanding the adoption of intelligent robotic solutions across everyday commercial and industrial use cases. We believe FFR’s full-stack robotics ecosystem creates a powerful platform to drive industry advancement, unlock new opportunities, and help build the future of Physical AI.”

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to merging the future of robotics and mobility solutions through AI innovation and technologies. Following the completion of the transfer of its robotics business to FF EAI Robotics Ecosystem Inc. (FFR), Faraday Future is upgrading into a Robotaxi and EAI Cabin (Intelligent cabin) shared mobility operations company and a Physical AI investment holding company. Evolving its automotive business from an EV manufacturer to a Robotaxi Sharing Network and AI Visicabin technology operator. FF aims to advance its “Four Future Trends” concept, once again helping to drive automotive-industry transformation. For more information, please visit Faraday Future’s official website: https://www.ffai.com/

ABOUT FF EAI ROBOTICS ECOSYSTEM INC.

FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) is a U.S.-based Embodied AI robotics company focused on the research and development, manufacturing, commercialization and deployment of intelligent robotic technologies, products and industry solutions. FFR is building a “Four-Core Full-Stack” AI ecosystem covering the full lifecycle of robotics, consisting of EAI Brain & Developer Platform, EAI Devices, Industry Productivity Solutions, and EAI Data Factory. Guided by the technology and product philosophy of “One Brain, Multi-forms, Multi-capabilities,” FFR aims to empower humanoid, biomimetic, and other robotic form factors through a unified EAI Brain, while continuously expanding their multi-task and multi-scenario capabilities. The ecosystem is designed to support the full robotics lifecycle, including R&D, deployment, data collection and training, operations, and commercial applications. FFR also operates RoboShare, a robot-sharing and services platform.

FORWARD LOOKING STATEMENTS

Forward-looking statements regarding Faraday Future Intelligent Electric Inc. are subject to risks and uncertainties, including its ability to continue as a going concern, improve its liquidity and financial position, obtain financing, execute its business strategy, commercialize products and maintain compliance with Nasdaq listing requirements.

This press release contains forward-looking statements regarding Faraday Future within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the transaction to Faraday Future and the value of its interest in FFR. These statements are subject to risks and uncertainties, including those described under ‘Risk Factors’ in Faraday Future’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All statements, whether written or oral, other than statements of historical fact, including any financial projections and any statements regarding future events, Faraday Future’s strategy, the disposition of the robotics business, the projections referenced in this communication and the anticipated benefits and timing of the foregoing, Faraday Future’s objectives, expectations, or anticipated actions or results, are forward-looking statements. You can often identify forward-looking statements by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions; the absence of these words does not mean a statement is not forward-looking.

These statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks include the Faraday Future’s ability to achieve its business objectives, obtain additional financing, maintain compliance with Nasdaq listing requirements, compete effectively, manage its liquidity position and execute its strategic transition.

Additional risks and uncertainties are described in Faraday Future’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings available at www.sec.gov. Forward-looking statements are based on assumptions with respect to management’s future and current expectations are not guarantees and speak only as of the date of this release. Except as required by applicable laws, Faraday Future undertakes no obligation to update these statements except as required by law.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com